Exhibit 24

WPZ GP LLC

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director of WPZ GP LLC, a Delaware limited liability company (the “General Partner”), as general partner of Williams Partners L.P. (the “Partnership”), does hereby constitute and appoint CRAIG L. RAINEY, WILLIAM H. GAULT, and SARAH C. MILLER their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of the General Partner, as hereinafter set forth below their signature, to sign the Partnership’s Annual Report to the U.S. Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014, and any and all amendments thereto or all instruments necessary or incidental in connection therewith; and

Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.  This instrument may be executed in multiple counterparts but all of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 23th day of February, 2015.

(Signature page follows)

/s/ Alan S. Armstrong	/s/ H. Brent Austin
Alan S. Armstrong	H. Brent Austin

/s/ Frank E. Billings	/s/ Donald R. Chappel
Frank E. Billings	Donald R. Chappel

/s/ David A. Daberko	/s/ Philip L. Frederickson
David A. Daberko	Philip L. Frederickson

/s/ Rory L. Miller	/s/ Alice M. Peterson
Rory L. Miller	Alice M. Peterson

/s/ Robert S. Purgason	/s/ James E. Scheel
Robert S. Purgason	James E. Scheel

/s/ J. Mike Stice
J. Mike Stice